Exhibit 10.10
MOTIVE TECHNOLOGIES, INC.
STOCK EXCHANGE AGREEMENT
THIS STOCK EXCHANGE AGREEMENT (this “Agreement”) is made as of April 12, 2022 (the “Effective Date”), by and between Motive Technologies, Inc., a Delaware corporation (the “Company”), and Shoaib Makani (“Holder”).
WHEREAS, Holder currently owns (i) 53,280,483 shares of Class A Common Stock of the Company (the “Class A Common Stock,” and such shares, the “Initial Shares”), and (ii) options exercisable for up to an aggregate of 16,221,640 shares of Class A Common Stock (such shares of Class A Common Stock that are actually issued, if at all, upon exercise of such options, the “Option Exercise Shares”), in each case as may be adjusted pursuant to any stock split, reverse stock split, reclassification or other change in the capital structure of the Company, as determined by the Company’s Board of Directors in its discretion;
WHEREAS, Holder may from time to time in the future acquire options, restricted stock units and/or other similar equity awards exercisable or redeemable for shares of Class A Common Stock (such shares of Class A Common Stock, collectively with the Option Exercise Shares, the “Future Shares”);
WHEREAS, Holder desires to exchange all Initial Shares for 53,280,483 shares of Class B Common Stock of the Company (the “Class B Common Stock”) on the terms and conditions set forth in this Agreement (such transaction, the “Initial Exchange,” and the shares of Class B Common Stock issued in the Initial Exchange, the “Initial Exchange Shares”); and
WHEREAS, Holder and the Company have agreed that, upon the issuance by the Company of any Future Shares to Holder, Holder may, at any time following such issuance, exchange all or any portion of such Future Shares for an equal number of shares of Class B Common Stock, not to exceed the number of shares of Class B Common Stock from time to time authorized for issuance under the certificate of incorporation of the Company, in each case on the terms and conditions set forth in this Agreement (each such transaction, a “Future Exchange,” and the shares of Class B Common Stock issued in any Future Exchange, the “Future Exchange Shares”).
NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises, covenants and conditions hereinafter contained, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:
1.    INITIAL EXCHANGE AND ASSIGNMENT; INITIAL CLOSING.
1.1    Exchange of the Initial Shares for the Initial Exchange Shares. Subject to the terms and conditions set forth in this Agreement, effective upon the later of (a) execution of this Agreement on the Effective Date and (b) if applicable, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to the issuance of the Initial Exchange Shares (such later date, the “Initial

Closing”), Holder hereby exchanges and assigns to the Company all of Holder’s right, title and interest in and to the Initial Shares in exchange for the Company’s issuance to Holder of the Initial Exchange Shares. Holder acknowledges and agrees that, upon and following the Initial Exchange, he will have no further right or interest in the Initial Shares.
1.2    Mechanics of Exchange. At the Initial Closing, Holder will deliver to the Company an executed Stock Assignment Separate from Certificate in the form attached hereto as Exhibit A, duly endorsing the Initial Shares held by Holder for transfer to the Company and as soon as reasonably practicable after the Initial Closing, the Company shall issue a certificate evidencing the Initial Exchange Shares to Holder as contemplated by this Section 1.
2.    FUTURE EXCHANGE AND ASSIGNMENT; FUTURE CLOSINGS.
2.1    Exchange of Future Shares for Future Exchange Shares. Following any issuance by the Company of Future Shares to Holder, at any time and from time to time, Holder shall have the right to notify the Company of Holder’s election to exchange all or any portion of such Future Shares for an equal number of shares of Class B Common Stock (such notice, an “Exchange Election Notice”), provided however, that if Holder has not, as of the date that is 60 days after any such issuance, notified the Company of an election not to exchange all or any portion of such Future Shares, then Holder will be deemed to have provided the Company with an Exchange Election Notice on such date (“Automatic Election”). Subject to the terms and conditions set forth in this Agreement, upon the receipt by the Company of an Exchange Election Notice or upon an Automatic Election (each, a “Future Closing”), Holder shall exchange and assign to the Company all of Holder’s right, title and interest in and to the Future Shares covered by such Exchange Election Notice or Automatic Election in exchange for the Company’s issuance to Holder of an equal number of Future Exchange Shares, provided, however, that any Future Closing shall be deferred until the expiration or termination of any applicable waiting period under the HSR Act with respect to the issuance of Future Exchange Shares. Holder acknowledges and agrees that, following any Future Exchange, he will have no further right or interest in the Future Shares subject to such Future Exchange.
2.2    Mechanics of Exchange. At each Future Closing, Holder will deliver to the Company an executed Stock Assignment Separate from Certificate in the form attached hereto as Exhibit A, duly endorsing the applicable Future Shares held by Holder for transfer to the Company and as soon as reasonably practicable after such Future Closing, the Company shall issue a certificate evidencing the applicable Future Exchange Shares to Holder as contemplated by this Section 2.
3.    REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder hereby represents and warrants to the Company, as of the Initial Closing and each Future Closing (each, a “Closing”), that:
3.1    Authorization. Holder has full power and authority to enter into this Agreement. This Agreement and each Stock Assignment Separate from Certificate, when executed and delivered by Holder, will constitute valid and legally binding obligations of Holder, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
3.2    Right, Title and Interest. Holder is the sole beneficial and legal owner of the Initial Shares and, with respect to any Future Closing, the applicable Future Shares, free and clear of all liens, encumbrances and restrictions.
3.3    Disclosure of Information. Holder has received all of the information that Holder considers necessary or appropriate for deciding whether to exchange the Initial Shares for the Initial Exchange Shares (in the case of the Initial Closing) or the applicable Future Shares for the applicable Future Exchange Shares (in the case of any Future Closing). Holder further represents that Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement, the Initial Exchange (or the applicable Future Exchange) and the business, properties, prospects and financial condition of the Company.
3.4    Purchase Entirely for Own Account. This Agreement is made with Holder in reliance upon Holder’s representation to the Company, which by Holder’s execution of this Agreement, Holder hereby confirms, that the Initial Exchange Shares and Future Exchange Shares (as applicable) to be acquired by Holder at the applicable Closing will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Holder further represents and warrants that Holder does not presently have any contract, undertaking, agreement or arrangement with any individual, corporation, partnership, trust, limited liability company, association or other entity (collectively, a “Person”) to sell, transfer, convey or pledge to such Person, or to any third Person, any of the Initial Exchange Shares or Future Exchange Shares (as applicable).
3.5    Restricted Securities. Holder understands that the Initial Exchange Shares and Future Exchange Shares, as applicable, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of one or more specific exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein. Holder understands that the Initial Exchange Shares and Future Exchange Shares, as applicable, are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Holder must hold the Initial Exchange Shares and Future Exchange Shares, as applicable, indefinitely unless and until they are registered pursuant to the provisions of the Securities Act and qualified by state authorities, or an exemption from such registration and qualification requirements is or becomes available with respect to such shares. Holder acknowledges that the Company has no obligation or current intention to register or qualify the Initial Exchange Shares or Future Exchange Shares, as applicable, for resale or other disposition. Holder further acknowledges that if an exemption from registration or qualification is or becomes available, it may be conditioned on various requirements including, but not limited to: the time and manner of sale of the Initial Exchange Shares or Future Exchange Shares, as applicable, the holding period related to the Initial Exchange Shares or Future Exchange Shares, as applicable, and/or on other requirements relating to the Company or other circumstances which are outside of Holder’s control, and which the Company is under no obligation and may not be able to satisfy.
3.6    No Public Market. Holder understands that no public market now exists for the Initial Exchange Shares or Future Exchange Shares, as applicable, and that the Company has made no assurances that a public market will ever exist for such shares.
3.7    Legends. Holder understands that the Initial Exchange Shares and Future Exchange Shares, as applicable, and any securities issued in respect of or exchange for such shares, may bear (i) any legend set forth in, or required by, the Company’s Certificate of Incorporation or Bylaws, or any other agreement between the Company and Holder, including, without limitation, that certain Amended and Restated Voting Agreement, dated April 30, 2021, by and among the Company, the Key Holders (as defined therein) and the Investors (as defined therein) and that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 30, 2021, by and among the Company, the Key Holders (as defined therein) and the Investors (as defined therein) (“Transfer Restrictions”), and (ii) any legend required by any federal, state, municipal, local or other securities laws to the extent such laws are applicable to the Initial Exchange Shares or Future Exchange Shares, as applicable, or to shares of Class B Common Stock represented by the certificate so legended.
3.8    Accredited Investor. Holder is an accredited investor as defined in Rule 50l(a) of Regulation D promulgated under the Securities Act.
3.9    Foreign Investors. If Holder is not a United States person (as defined by Section 770l(a)(30) of the Internal Revenue Code of 1986, as amended, Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Initial Exchange Shares or Future Exchange Shares, as applicable, or any use of this Agreement including, without limitation: (a) the legal requirements within its jurisdiction for the purchase or exchange of the Initial Exchange Shares or Future Exchange Shares, as applicable; (b) any foreign exchange restrictions applicable to such purchase or exchange; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, exchange, holding, redemption, sale, pledge, transfer, hypothecation or other conveyance of the Initial Exchange Shares or Future Exchange Shares, as applicable. Holder’s subscription and payment for, and continued beneficial ownership of, the Initial Exchange Shares and Future Exchange Shares, as applicable, will not violate any applicable securities or other laws of Holder’s jurisdiction.
3.10    No General Solicitation. Neither Holder, nor any of its employees, agents, partners or affiliates of any kind, has either directly or indirectly, including through a broker or finder: (a) engaged in any general solicitation for the offer and sale of the Initial Exchange Shares or Future Exchange Shares, as applicable, or (b) published any advertisement in connection with the offer and sale of such shares.

3.11    Exculpation. Holder acknowledges that it is not relying upon any Person in making its investment or decision to participate in the Initial Exchange or any Future Exchange.
3.12    Residence. As of the Initial Closing, Holder resides in the jurisdiction identified in the address of Holder as set forth on Holder’s signature page hereto. Holder shall notify the Company if Holder’s residence changes prior to any Future Closing.
4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holder, as of each Closing, that:
4.1    Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.
4.2    Authorization. All corporate action required to be taken by the Company and its stockholders in order to authorize the Company to enter into this Agreement, and to issue the Initial Exchange Shares and Future Exchange Shares, as applicable, has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the applicable Closing, and the issuance and delivery of the Initial Exchange Shares and Future Exchange Shares, as applicable, has been taken or will be taken prior to the applicable Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
4.3    Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) any judgment, order, writ or decree of any court or governmental entity, or (iii) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order, the violation of which would have a material adverse effect. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

4.4    Valid Issuance of Exchange Shares and Conversion Shares.
(a)    (i) The Initial Exchange Shares and Future Exchange Shares, as applicable, when issued in accordance with the terms of this Agreement and (ii) the Class A Common Stock issuable upon the conversion of Class B Common Stock in accordance with the Company’s Certificate of Incorporation (the “Conversion Shares”), will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than the Transfer Restrictions and any other restrictions on transfer under agreements between the Company and Holder, applicable state and federal securities laws and liens or encumbrances created by or imposed by Holder. Assuming the accuracy of the representations of Holder in Section 3 of this Agreement and subject to the filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner, the Initial Exchange Shares, Future Exchange Shares and Conversion Shares, as applicable, will be issued in compliance with all applicable federal and state securities laws.
(b)    No “bad actor” disqualifying event described in Rule 506(d)(l)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. A “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(l).
(c)    The Company has reserved a sufficient number of shares of (i) Class A Common Stock to issue the Future Shares, (ii) Class B Common Stock for the exchange of the Future Shares and (iii) Class A Common Stock for the conversion of all the Future Exchange Shares.
5.    GENERAL PROVISIONS.
5.1    Tax Matters. The parties to this Agreement intend that all Initial Exchange Shares and Future Exchange Shares received in the Initial Exchange or any Future Exchange, as applicable, be treated as received in a tax-free recapitalization under Section 368(a)(1)(E) of the Code and shall report consistently with such treatment for all tax purposes, unless otherwise required by a final determination by the Internal Revenue Service or other applicable governmental taxing authority. Notwithstanding the foregoing, the Company makes no representations as to whether the Initial Exchange Shares or Future Exchange Shares constitute “non-qualified preferred stock” within the meaning of Sections 351 and 354 of the Code or “Section 306 stock” within the meaning of Section 306 of the Code. Holder acknowledges and agrees that he has not received, and is not relying upon, any tax or financial advice from the Company or any Company affiliate or representative as to the consequences of the transactions referred to herein, and has consulted and relied solely upon Holder’s personal tax and other advisors as to such matters.
5.2    Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
5.3    Further Assurances; Cooperation. Each party will execute such documents and take such actions as are reasonably requested by the other party to complete the transactions contemplated by this Agreement.
5.4    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and Holder. Any amendment, termination or waiver effected in accordance with this Section 5.4 shall be binding upon Holder and each transferee of the Initial Exchange Shares or any Future Exchange Shares, as applicable, each future holder of any such securities, and the Company.
5.5    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted transferees, except as may be expressly provided otherwise herein.
5.6    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
5.7    Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (Holder’s email is            the Company’s email is           ) (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on such party’s signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.7. If notice is given to the Company, a copy shall also be given to Cooley LLP, 3 Embarcadero Ctr 20th Floor, San Francisco, CA 94111, Attention: Rachel Proffitt.
5.8    No Waiver. Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.
5.9    Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement will be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.
5.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.
5.11    Independent Counsel. Holder acknowledges that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company, and that Cooley LLP does not represent, and is not acting on behalf of, Holder. Holder has been provided with an opportunity to consult with Holder’s own counsel with respect to this Agreement.
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IN WITNESS WHEREOF, the parties have executed this Stock Exchange Agreement as of the date first written above.

COMPANY:

MOTIVE TECHNOLOGIES, INC.

By:	/s/ Shu White
Name: Shu White
Title: General Counsel

IN WITNESS WHEREOF, the parties have executed this Stock Exchange Agreement as of the date first written above.

HOLDER:

Shoaib Makani

/s/ Shoaib Makani

Address:

EXHIBIT A
FORM OF STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto MOTIVE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), pursuant to the Stock Exchange Agreement, dated April 12, 2022, by and between the undersigned and the Company (the “Agreement”) 53,280,483 shares of Class A Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No. _____ and does hereby irrevocably constitute and appoint the Company’s Secretary to transfer said stock on the books of the Company with full power of substitution in the premises in accordance with the Agreement.
Dated: April 12, 2022

/s/ Shoaib Makani
(Signature)

Shoaib Makani
Name (Please Print)